EXHIBIT 99.1

THE NATIONAL BANK AND TRUST COMPANY

NB&T INSURANCE AGENCY, INC.

National Bank & Trust Incentive Plan

Amended and Restated Effective January 1, 2006

Purpose and Background

The National Bank and Trust Company and NB&T Insurance Agency, Inc. (the “Company”) has adopted the National Bank & Trust Incentive Plan (the “Plan”) to provide a quarterly and annual incentive opportunity based on the achievement of predetermined and communicated quarterly and annual financial, strategic, operating unit and/or individual objectives. Effective January 1, 2006, the Plan is amended and restated as provided in this document.

The Plan has been and continues to be a goal attainment type incentive plan, which is based on the principle of “pay for performance.” That is, the more the performance (Bank, operating unit or individual) the higher the payout under the Plan, beginning with the defined thresholds and up to the defined maximums. For participants in salary grades one through seven and participants who are sales managers in salary grade eight, the payouts are scheduled quarterly for the operating unit and individual performance objectives and annually for the Bank performance objective. For participants who are service managers in salary grade eight and participants in levels above grade eight, the payouts are scheduled annually for all performance objectives; Bank, operating unit, and individual.

Eligibility

All regular full-time and regular part-time employees are eligible to participate in the Plan. The level of participation in the Plan is determined by job function and salary grade.

Participation in the Plan for a partial Plan year, in the event a new employee is hired, will begin with the first day of the month following the date of hire. The bonus payout will be calculated on the base wages from the date of participation forward for the quarter and/or year. If a current employee is promoted or transferred to a position which is eligible for participation at a different level in the Plan during a Plan year, the base wages earned will be prorated for each level using the first day of the month following the date of promotion or transfer.

Target Incentive Awards and Weighting of Awards

Target incentive awards as a percentage of base salary and the weighting or allocation of the awards have been established for all participants. The attached chart specifies the target incentives and the weighting of the awards for each level of eligible participants in the Plan.

The weighting for each performance objective will provide a focus for the participants on the performance measure over which they have the most control – Bank, branch and/or department profitability, or individual production.

For participants who are service managers in salary grade eight and participants in levels above grade eight, the Bank must achieve its threshold performance objective (see next section) before any incentive award is paid. Upon achievement of the Bank threshold, the Bank, operating unit, and individual incentive award components are calculated separately and distinctly to determine the total annual payout.

For salary grades one through seven and participants who are sales managers in salary grade eight, the payouts for the operating unit and/or individual components will occur quarterly per the preestablished performance objectives for their unit or individual production. The Bank must achieve its threshold performance objective (see next section) before the bank component of the incentive award is paid at the end of the Plan year.

Bank Performance Objective

The Bank portion will use net operating income for the Bank and earnings per share for the Holding Company. Each of these calculations will be weighted at 50%. Each objective can be attained at the threshold, target, and maximum levels.

For calculation purposes under the Plan, net operating income is defined as income before income taxes and extraordinary items plus the provision for loan losses less net loan charge offs. Incentive awards as provided by this Plan and security gains and losses will not be included in net operating income. Earnings per share is defined as net income for NB&T Financial Group, Inc. divided by the basic outstanding shares as computed using generally accepted accounting principles.

Threshold, target, and maximum performance objectives will be established annually for the Bank prior to the beginning of the Plan year:

Threshold represents the level of performance that must be achieved before any award will be paid for the Bank component.

The target performance objective will be based on projected performance data.

Maximum is set at levels, which if achieved, would clearly represent outstanding performance.

For each Plan year, the Board of Directors approve the net operating income and earnings per share figures that will comprise the threshold, target, and maximum performance objectives for that Plan year.

At their discretion, the Board of Directors may exclude any extraordinary or significant items (i.e., acquisition, divestitures, significant changes in accounting principles or tax laws, etc.) in determining the level of achievement of the Bank performance objective.

Operating Unit and/or Individual Performance Objectives

Management will set specific operating unit and/or individual performance measures for each department and/or individual prior to the start of each quarter and/or Plan year. For example, the goals may represent items specific to a branch such as deposit and/or account growth, or items specific to an individual such as number of sales calls made.

At the conclusion of each quarter, management will measure the level of achievement for the quarter for each participant’s operating unit and/ or individual objectives and provide the appropriate payout calculated on the participant’s base wages earned for the quarter.

As is the case with the Bank performance objective, a percentage of the target incentive award allocated to the operating unit and/or individual component is earned at the threshold, target, and maximum performance objectives as illustrated below.

Level of Achievement of Operating Unit & Individual Objective	Percent of Target Incentive Award Earned (Operating Unit & Individual Component)
Threshold	50%
Target	100%
Maximum	150%

Total Award Calculation

The sum of the award components (Bank, operating unit and/or individual) is the participant’s total incentive award from the Plan. The following tables provide examples of the incentive award calculations for annual and quarterly payouts.

Annual (Example for Grade 8 Service Managers)

Facts
Annual Base Salary	$60,000
Target Incentive Award	15% of $60,000 ($9,000)
Bank Component	50% of target ($4,500)
Operating Unit Component	30% of target ($2,700)
Individual Component	20% of target $1,800

Bank Performance	Achieves target objective (100% of Bank Component earned)

Operating Unit Performance	Achieves maximum objective (150% of operating unit component earned)

Individual Performance	Achieves target objective (100% of individual component earned)

Award Calculation

(Bank Component x Bank Performance) + (Operating Unit Component x Operating Unit Performance) + (Individual Component x Individual Performance) =

($4,500 x 100%) + ($2,700 x 150%) + ($1,800 x 100%) = $10,350

$4,500 + $4,050 + $1,800 = $10,350

Quarterly (Example for Grades 1 – 3)

Facts
Quarterly Base Salary	$5,000
Target Incentive Award	4% of $5,000 ($200)
Bank Component (paid annually with 4th Qtr)*	10% of annual target of $800 ($80)
Operating Unit Component	75% of quarterly target ($150)
Individual Component	15% of quarterly target ($30)

Bank Performance	Achieves target objective (100% of Bank Component earned)

Operating Unit Performance	Achieves maximum objective (150% of operating unit component earned)

Individual Performance	Achieves target objective (100% of individual component earned)

Award Calculation for each of the first three quarters:

(Operating Unit Component x Operating Unit Performance) + (Individual Component x Individual Performance) =

($150 x 150%) + ($30 x 100%) = $255

$225 + $30 = $255

Award Calculation for the last quarter:

(Bank Component x Bank Performance) + (Operating Unit Component x Operating Unit Performance) + (Individual Component x Individual Performance) =

($80 x 100%) + ($150 x 150%) + ($30 x100%) = $335

$80 + $225 + $30 = $335

Total received in Plan year assuming achievement levels for operating unit and individual performance objectives are the same for all four quarters:

First Quarter	$255
Second Quarter	$255
Third Quarter	$255
Fourth Quarter	$335

Total	$1,100

Award Payment

The Company will pay the applicable awards in cash less the appropriate taxes in the month following the end of each quarter for participants in salary grades one through seven and for participants who are sales managers in salary grade eight. Service managers in salary grade eight and participants in grade levels above eight will receive their payout in January for the preceding year.

Miscellaneous

Participants who terminate employment and are eligible for the quarterly payouts must be employed on the last day of the quarter to receive an award for the operating unit and/or individual performance objectives for that quarter.

Participants who terminate employment by reason of death, disability or normal retirement will receive a pro-rata award for the Bank performance objective calculated on the base salary earned during the Plan year. Participants who terminate employment for any other reason during a Plan year will not be eligible to receive an award for the Bank performance objective for that year.

Effect of Change in Control

If a Change in Control (as defined below) occurs during any Plan year, all potential awards under the Plan will be paid to each employee then participating in the Plan on a pro-rata basis, less any previous payouts paid during the Plan year, based on performance objectives for that Plan year met on the date of the Change in Control.

For purposes of this provision, a “Change in Control” means the first to happen of any of the following after the date of this amendment:

(i) the acquisition of ownership or power to vote more than 50% of the voting stock of NB&T Financial Group, Inc., an Ohio corporation (“NB&T”);

(ii) the merger of NB&T or the Bank into, or the consolidation of NB&T or the Bank with, another corporation, or the merger of another corporation into NB&T or the Bank, on a basis whereby less than fifty percent of the total voting power of the surviving corporation is represented by shares held by former shareholders of NB&T prior to such merger or consolidation;

(iii) the acquisition of the ability to control the election of a majority of the directors of either of NB&T or the Bank;

(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of NB&T or the Bank cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of NB&T or the Bank was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of NB&T or the Bank;

(v) the acquisition by any person or entity of the power to direct NB&T’s or the Bank’s management or policies, if the Board of Directors has made a determination that such acquisition constitutes or will constitute an acquisition of control of NB&T or the Bank for the purpose of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder; or

(vi) NB&T or the Bank shall have sold substantially all of its assets.

For purposes of this paragraph, the term “person” refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate or other organization or entity.